Exhibit 10.9

Contract Number:

TECHNOLOGY DEVELOPMENT CONTRACT

(Version 2003)

Project Name: Manufacturing Technology Development of Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P)

Entrusting Party (Party A): Jilin Zhengye Biological Products Co., Ltd

Research Development Party (Party B): Shanghai Veterinary Research Institute of the Chinese Academy of Agricultural Sciences

Signing on April 22, 2015

Signed in Minhang District (County), Shanghai, China

Term：April 22, 2015 to April 21, 2020

Printed by Shanghai Scientific and Technological Committee, and

Shanghai Administration of Industry and Commerce

WHEREAS, Party A and Party B intend to conduct technology development for the project Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and in accordance with the provisions of the Contract Law of the People’s Republic of China, both parties agree as follows:

Article 1 The content, form, and requirements of the underlying technology:

Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) can be used for the prevention of duck Tambusu virus disease. FX2010-180P strain of the vaccine cannot infect susceptible ducks through the nasal cavity or spread horizontally between ducks. It is artificially passed through susceptible ducks and does not undergo virulence reversion. The safety of the virus strain is good. Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) is administered to ducks of different ages (healthy Tambusu virus susceptible ducks) at one time, Antibodies can be detected on the 4th day after immunization, and on the 14th day after immunization, the E1ISA antibody of duck Tambous virus reaches 1:20 or above, and the antibody can be maintained at 1:20 or above for more than 6 months. On the 14th day or 6 months after immunization, the protective rate of the vaccinated ducks reached 100%. After single dose, repeated single dose, and high-dose vaccination of susceptible ducks, the growth and production performance of the experimental ducks were normal, and there were no adverse reactions. In summary, Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) has good safety for ducklings and laying ducks, and has a good preventive effect on duck Tambous virus disease.

1. The current completion stage:

The project team has completed the research work in the laboratory stage and intermediate trial production stage, and have obtained clinical trial approval from the Ministry of Agriculture. The project team is currently conducting clinical trials at the approved experimental sites.

2. Technical development content and requirements

(1) Carry out and complete clinical trials, material organization, and data processing of Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P);

(2) Draft an application for the Registration Certificates of New Veterinary Drugs for Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) and apply for the Registration Certificates of New Veterinary Drugs.

Article 2 Technical indicators and parameters to be achieved:

1. Complete clinical trials of Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P);

2. Draft an application for the Registration Certificates of New Veterinary Drugs for Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) and apply for the Registration Certificates of New Veterinary Drugs.

Article 3 Research and development plan:

Party A:

1. Participate in clinical trials of Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) and assist in material organization and data processing;

2. Participate in drafting the application for the Registration Certificates of New Veterinary Drugs for Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) and assisted Party B in applying for the Registration Certificates of New Veterinary Drugs.

Party B:

1. Preside over the clinical trial of Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) and organize materials and process data;

2. Draft an application for the Registration Certificates of New Veterinary Drugs for Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P) and apply for the Registration Certificates of New Veterinary Drugs.

Article 4 Research and development funds, remuneration, and payment or settlement methods:

1. Research and development funds refer to the costs required to complete the research and development work of this project, while compensation refers to the usage fees for the development results of this project and the research subsidies for research and development personnel.

Research and development funds and compensation for this project: 5% commission and six million yuan of sales revenue (including funds of ______ yuan, 5% commission and six million yuan of compensation sales revenue)

2. Payment method for funds and remuneration (using the following ④ and ⑤ method):

① Total payment at once: RMB_____ yuan, time:___________________________

② Installment payment: RMB______ yuan, time:______________________________

RMB_____ yuan, time:_____________________________

③ Commission based on profit %, term:____________________________

④ 5% commission on sales, with a period of five years from the start of production.

⑤ Other methods:

(1) The sales commission shall be calculated according to ④;

(2) The other development funds and remuneration have been paid when the strategic cooperation framework agreement was signed and fulfilled by both parties in 2008.

Article 5 Property ownership of equipment, devices, and materials purchased with research and development funds shall belong to:

Party B.

Article 6 Term, location, and method of performance:

This contract shall be performed in Shanghai (location) from April 22nd, 2015 to April 21st, 2020.

The performance method of this Contract:

Party B shall provide to Party: 1. Seed virus strain: FX2010 strain, and FX2010-180P strain; 2. The manufacturing and testing trial procedures (draft), quality standards (draft), and operating procedures for each inspection item of the live vaccine for Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P), as well as a sample manual and inner packaging label, research data on virus species used in production and testing, research data on production technology, and product quality research data. Both Party A and Party B jointly apply for the Registration Certificates of New Veterinary Drugs for the Duck Tembusu Viral Disease Vaccine, Live (Strain FX2010-180P).

Article 7 Confidentiality of technical intelligence and information:

The ownership of this technical secret belongs to Party B, and Party A shall be entitled to use the technology. The technical secrets of the water project cover all the technical content of the research and development of the live vaccine for duck Tambous virus disease (FX2010-180P strain). Party A shall keep the technical secrets confidential and shall not transfer the involved virus species and their production technology (including investing in the technology) or give them to other enterprises, units, and individuals. The confidentiality period is permanent.

Article 8 Content of technical collaboration and guidance:

During the production phase of Party A, Party B shall cooperate with Party A to solve technical problems; to utilize the scientific research conditions of Party B to train 1-2 technical personnel for Party A, so that Party A can carry out subsequent production work and guide Party A to produce 3 batches of qualified products. If the production conditions of Party A result in the inability to produce qualified products, the responsibility shall be borne by Party A. If Party B is unable to produce qualified products due to reasons such as poisoning or technology, the responsibility shall be borne by Party B.

Article 9 Liabilities of Risks:

During the performance of this Contract, where there are technical difficulties resulting in partial or complete failure of research and development, the risk responsibility shall be borne by Party A

As agreed, Party A shall bear 100% of the risk liability.

Party B shall bear 0%.

Article 10 Intellectual Property of Technical Achievements:

1. Patent Application Right:

The intellectual property rights generated from the development of this technology belong to Party B.

2. The right to use and transfer technical secrets:

The ownership of this technical secret belongs to Party B, and Party A is entitled to use it, which is limited to Party A’s own production and sales; without the consent of Party B, Party A shall not transfer or disclose any technical secrets of this research and development to any third party, nor shall it use this technology for secondary development.

Article 11 Acceptance Standards and Methods:

The technical achievements completed by the research and development institute have met the technical indicators listed in Article 2 of this contract according to the standards of ______, and are accepted through in kind, written, and electronic material delivery. Party A shall issue a technical project acceptance certificate.

Article 12 Calculation method for liquidated damages or liability for default

In case of violation of the provisions of this contract, the defaulting party shall bear the liability for breach of contract in accordance with the relevant provisions of the Contract Law of the People’s Republic of China.

1. Where Party A violates the provisions of Article 4, 7, and 10 of this Contract, Party A shall bear the following liability for breach of contract:

(1) Where Party A violates Article 4 of this contract, Party A shall bear the liability for breach of contract. Party B has the right to terminate this contract, and Party A shall pay Party B 50% (three million yuan) of the total transfer fee as a penalty.

(2) Where Party A violates Article 7 of this contract, Party A shall bear the liability for breach of contract, and Party B has the right to demand compensation from Party A.

(3) Where Party A violates Article 10 of this contract, Party A shall bear the liability for breach of contract, and Party B has the right to demand compensation from Party A.

2. Where Party B violates the provisions of Articles 6 and 8 of this Contract, Party B shall bear the following liability for breach of contract:

(1) Where Party B violates the provisions of Article 6 of this contract, Party B shall bear the liability for breach of contract. Party A has the right to terminate this contract, and Party A has the right to demand compensation for losses from Party B.

(2) Where Party B violates the provisions of Article 8 of this contract, Party B shall bear the liability for breach of contract, and Party A has the right to demand Party B to compensate for the losses.

3. Miscellaneous:

N.A.

Article 13 Resolution of Contract Disputes

Any disputes incurred in connection with the performance of the Contract shall be resolved through mutual negotiation and coordination. Any dispute which cannot be resolved through mutual negotiation and coordination shall be handled in accordance with Point 1:

1. Submit to Shanghai Arbitration Commission for arbitration;

2. Bring a lawsuit to the People’s Court and agree on the jurisdiction of ___ People’s Court.

① Place of residence of the defendant ② Place of contract performance ③ Place of contract signing ④ Plaintiff’s domicile ⑤ Location of the subject matter

Article 14 Interpretation of Terms and Terminology

N.A.

Article 15 Miscellaneous

N.A.

Please fill in the clauses marked with ※ in this contract according to the filling instructions.

Entrusted by (Party A)	Name	Jilin Zhengye Biological Products Co., Ltd. (signature and seal)		Special Seal for Technical Contract or Official Seal April 22nd, 2015
	Legal representative	Han Zhenfa (signature and seal)
	Entrusted agent		signature and seal)
	Contact (handling) person	He Youyu	(signature and seal)
	Residence (Mailing Address)	No.1 Zhengye Street, Jilin Economic and Technological Development Zone, Jilin Province	Postal Code
TEL
	Bank of deposit	China Construction Bank Jilin Hadawan Branch
	Account number	22001616338059668888
Research and development person (Party B)	Name	Shanghai Institute of Veterinary Medicine, Chinese Academy of Agricultural Sciences (signature and seal)		Special Seal for Technical Contract or Official Seal April 22nd, 2015
	Legal representative	Tong Guangzhi (signature and seal)
	Entrusted agent	(signature)
	Contact (handling) person	Zhou Jie（signature）
	Residence (Mailing Address)	518 Ziyue Road, Minhang District, Shanghai	Postal Code
	Tel	021-34293140
	Bank of deposit	Agricultural Bank of China Shanghai Zizhu Science Park Branch
	Account number	03441500040007695
Intermediary	Name			Special Seal for Technical Contract or Official Seal Date
Legal representative
Entrusted agent
Contact (handling) person
Residence (Mailing Address)
Tel
Bank of deposit
Account number

Instruction of Filling the Form

(Stamp duty can be applied)

1. The filling method for “Contract Registration Number”:

The contract registration number shall be filled in by each contract registration office.

2. A technology development contract refers to a contract signed between the parties for the research and development of new technologies, new products, new processes, new materials, and their systems. Technology development contracts include commissioned development contracts and cooperative development contracts.

3. Projects within the plan should fill in the plans of the State Council ministries, provinces, Baizhi regions, municipalities directly under the central government, cities specifically designated in the plan, prefectures, and cities (counties). Projects that do not belong to the above plans should be indicated by (/) in this column.

4. The content and form of the target technology:

This includes the technical and economic indicators that the development project should achieve, the development purpose, the scope and benefits of use, the submission method and quantity of results. The submission of development results can take the following forms:

(1) Product design, process procedures, material formulas, and other technical documents such as drawings, papers, and reports;

(2) Disk, tape, computer software;

(3) New animal or plant varieties and microbial strains; and

(4) Samples and prototypes.

5. Research and development plan:

This includes the progress of each party’s facility development project, the technical issues to be solved at each stage, the goals to be achieved, and the deadline for completion.

6. Confidentiality of technical intelligence and information:

This includes the content, deadline, and responsibilities for the confidentiality of information and data from all parties involved, as well as the disclosure of technical secrets. Both parties may agree that this clause shall remain valid regardless of whether this contract is modified, terminated, or terminated.

7. Resolution of contract disputes:

The Arbitration Law of the People’s Republic of China stipulates a system of arbitration or trial, in which the parties to the contract waive their right to file a lawsuit with the court if they only choose arbitration; If the parties to the contract choose to file a lawsuit, that is, waive the arbitration, the parties to the contract should agree on the method of resolving the contract dispute.

8. Miscellaneous:

If the contract is signed through the introduction of an intermediary institution, the intermediary contract should be included as an attachment to this contract. If both parties agree to mortgage and guarantee the deposit property, copies of the deposit payment, property mortgage and guarantee procedures should be included as an attachment to this contract.

9. If the agent is entrusted to sign this contract, a certificate should be issued and displayed.

10. In this contract, any clause that the parties agree not to fill in shall be indicated by (/) in the blank space provided.

11. Five original copies of this contract.

The registration authority reviews the registration column: Technical Contract Registration Authority (Special Seal) Processed by： (signature) Date